Exhibit 99

                            BLACKHAWK BANCORP, INC.
                              *** NEWS RELEASE ***

Contact: Rick Bastian, President & CEO, Blackhawk Bancorp, Inc., 608-364-8911 Dale Blachford, President, First Bank, bc, 815-639-0777

        BLACKHAWK BANCORP, INC. COMPLETES THE ACQUISITION OF DUNC CORP.

BELOIT, WISCONSIN and CAPRON, ILLINOIS--September 30, 2003--Blackhawk Bancorp, Inc. ("Blackhawk") and DunC Corp. ("DunC") announced today that the two organizations have completed the acquisition of DunC by Blackhawk. The shareholders of DunC overwhelmingly approved the acquisition of DunC by Blackhawk at a special meeting held on September 18, 2003. Blackhawk owns Blackhawk State Bank with nine offices located in Beloit, Wisconsin (3) and Rockford, Belvidere (2), Roscoe, Oregon and Rochelle, Illinois. DunC owns First Bank bc with offices in Machesney Park, Belvidere, Rockford and Capron, Illinois. The acquisition is effective September 30, 2003.

Under terms of the merger each share of DunC will be exchanged for $1,523.18 in cash.

Effective immediately, current customers of First Bank bc will now have the advantage of banking at nine additional branch locations, seven new ATM's, in addition to full trust and investment services, online banking and banking seven days a week.

Current customers of Blackhawk State Bank will be able to bank at three new branches in Machesney Park, Belvidere and Capron, three new ATM locations and Sunday banking at Machesney Park.

"This affiliation is a natural fit to our existing branch network and our strategies for growth," said R. Richard Bastian III, President and Chief Executive Officer of Blackhawk Bancorp, Inc.

"It underscores our commitment to be the premier community bank in the state-line area. Expanding our locations is a natural extension of fulfilling the financial needs of people on both sides of the border," he said.

"We are the only bank along the I-90 corridor between Beloit and Belvidere with branches in every major community."

After completion of this merger, Blackhawk will rank second in deposit balances in fast growing Boone County and in Beloit.

"Our intention is to be the community bank of choice because we not only offer top notch service, but convenience in the form of Sunday banking and branches along major roads to accommodate cross border commuting, shopping and people's lifestyles," continued Bastian.

"The acquisition will help us create an even stronger financial services company with a broader array of services and locations, enhanced financial efficiencies, new technologies and new products," he said.

"Blackhawk is an ideal partner for First Bank" added Blachford. "Our customers will continue to receive the personal attention that only a community bank can provide. In addition, our customers will have the added benefit of access to a broader line of products and services, including internet banking, cash management and trust services.

"We chose Blackhawk because of its focus on community banking and its commitment to maintaining close customer relationships," said Blachford.

When used in this communication, the words "believes," "expects," and similar expressions are intended to identify forward-looking statements. The Company's actual results may differ materially from those described in the forward-looking statements. Factors which could cause such a variance to occur include, but are not limited to: heightened competition; adverse state and federal regulation; failure to obtain new or retain existing customers; ability to attract and retain key executives and personnel; changes in interest rates; unanticipated changes in industry trends; unanticipated changes in credit quality and risk factors, including general economic conditions; success in gaining regulatory approvals when required; changes in the Federal Reserve Board monetary policies; unexpected outcomes of new and existing litigation in which Blackhawk or its subsidiaries, officers, directors or employees is named defendants; technological changes; changes in accounting principles generally accepted in the United States; changes in assumptions or conditions affecting the application of "critical accounting policies"; and the inability of third party vendors to perform critical services for the company or its customers.